Exhibit 5.1

20 August 2026

Marex Group Limited

c/o Compass Administration Services, Ltd.,

Crawford House

50 Cedar Avenue, Hamilton, HM11

Bermuda

Our ref: 8201-005

Marex Group Limited – Registration Statement on Form S-8

Dear Sirs/Madams,

We have acted as special legal counsel in Bermuda to Marex Group Limited, a Bermuda exempted company (the “Company”), in connection with its preparation and filing of a registration statement on Form S-8 (the “New Registration Statement”) to register an additional 5,459,693 ordinary shares of par value $0.001551 per share of the Company (the “Additional Shares”) that may be offered and sold pursuant to the Marex Group Limited Employee Share Purchase Plan and the Marex Group Limited Global Omnibus Plan (together the “Plans”).

Background

The Company previously registered shares for issuance under the Marex Group plc Global Omnibus Plan and the Marex Group plc Employee Share Purchase Plan (together the “Prior Plans”) pursuant to the Registration Statement on Form S-8 (Registration No. 333-278953) filed by Marex Group plc with the Securities and Exchange Commission (the “SEC”) on 26 April 2024 (the “Legacy Registration Statement”), as amended by the Post-Effective Amendment No.1 (the “Post-Effective Amendment”) to the Legacy Registration Statement filed by the Company (the Legacy Registration Statement as so amended being the “Prior Registration Statement”).

The Post-Effective Amendment reflected the effect of a Scheme of Arrangement effected under the United Kingdom Companies Act 2006 approved by the High Court of Justice, Business and Property Courts of England and Wales on 26 June 2026 and effective on 1 July 2026 and the related corporate reorganization of Marex Group plc and its subsidiaries which was completed on 6 July 2026, as a result of which each outstanding equity award under the Prior Plans, and any other right to receive ordinary shares of Marex Group plc thereunder, was exchanged for an equivalent equity award in respect of ordinary shares of the Company under the Plans.

Documents Reviewed

1.	For the purpose of giving this opinion, we have reviewed the following documents (collectively, the “Documents”):

1.1	a copy of the New Registration Statement;

1.2	a copy of each of the Plans;

(in the case of each of 1.1 and 1.2 above, without its respective exhibits)

1.3

copies of the certificate of incorporation, memorandum of association and the bye-laws of the Company (together the “Constitutional Documents”), each certified by a director of the Company under the Director’s Certificate (as defined below);

1.4

copies of the minutes of a meeting of the board of directors of the Company (the “Board”) and of a special general meeting of members of the Company each dated 25 June 2026 and , as certified by a director of the Company under the Director’s Certificate together with extracts of the minutes of the meetings of the Remuneration Committee of Marex Group plc considering evergreen increases held in 2024 and 2025 (together the “Resolutions”);

1.5	a copy of the register of directors and officers of the Company, as certified by a director of the Company under the Director’s Certificate;

1.6	a copy of a certificate of compliance from the Registrar of Companies in Bermuda in respect of the Company dated 17 August 2026;

1.7	a certificate in respect of the Company signed by a director of the Company and dated the date hereof (the “Director’s Certificate”); and

1.8	such other documents in relation thereto as we have deemed necessary in order to render the opinions given below.

Assumptions

2.	We have assumed for the purposes of this opinion:

2.1	the capacity, power and authority of each party (other than the Company) to make, execute and issue each document to which it is a party and perform its obligations under these documents;

2.2	the genuineness and authenticity of all signatures and seals on all documents which we have examined;

2.3

to the extent that any of the documents which we have examined have been electronically signed by a party thereto the correct method was carried out in respect of such electronic signature in accordance with the Electronic Transactions Act 1999, as amended (the “ETA”);

2.4

the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents produced to us as copies of such documents and the conformity to authentic original documents of all documents and other documentation submitted to us as certified, conformed, notarized, faxed or photostatic copies; wherever we have reviewed draft documents we have assumed that the documents were executed in all material respects in the form of such drafts;

2.5	that, unless expressly stated otherwise, each of the documents we have examined remains in full force and effect and has not been rescinded, replaced or amended;

2.6	that each of the documents and other documentation which was received by us by electronic means is complete, intact and in conformity with the transmission as sent;

2.7

the accuracy and completeness of all factual representations contained in the Documents (except insofar as they are statements of Bermuda law and except in so far as they are opinion statements, for example a representation that a party has power and authority to sign) and other documents reviewed by us;

2.8	the correct procedure was carried out in respect of the Resolutions and that all relevant interests of directors and officers were declared (to the extent applicable);

2.9

that the resolutions contained in the Resolutions accurately record the resolutions passed by board, special general meeting or committee (as the case may be), remain in full force and have not been rescinded or amended and there is no matter affecting the authority of any director (in respect of the Company) not disclosed by the memorandum of association, the bye-laws or the Resolutions (in the case of the Company);

2.10	that there is no provision of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed in this opinion;

2.11	the validity, binding effect and enforceability under the laws of England and Wales of each of the Plans in accordance with its terms;

2.12	that each of the Plans is in the proper legal form to be admissible in evidence and enforced in the courts of England and Wales;

2.13	that there is no provision of any award agreement or option which would have any implication in relation to the opinions expressed herein;

2.14	that, upon the issue of any Additional Shares under the Plans, the Company will:

2.14.1	receive consideration for the full issue price thereof which shall be at least equal to the par value thereof;

2.14.2	have sufficient authorized but unissued ordinary shares and will have obtained any authority or resolution required from shareholders under its bye-laws; and

2.14.3	be able to pay its liabilities as they fall due;

2.15	that the Additional Shares will be listed on an appointed stock exchange, as defined in the Companies Act 1981, as amended; and

2.16

that, insofar as any obligation of the Company is to be performed in any jurisdiction other than Bermuda, its performance will not be illegal, contrary to public policy or official directive, unenforceable or otherwise ineffective under the laws of that jurisdiction.

Opinions

3.	On the basis of and subject to the foregoing, and further subject to the reservations set out below and any matters not disclosed to us, we are of the opinion that:

3.1

The Company is an exempted company duly incorporated with limited liability and is validly existing and in good standing under the laws of Bermuda (meaning solely that the Company has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which might make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

3.2

The Additional Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Incentive Plans, will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums will be required to be paid by the allottees in connection with the issue of such shares).

Reservations

4.	This opinion is subject to the following qualifications and reservations:

4.1

The obligations of the Company (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors including (without limiting the foregoing) the provisions of Part IVA of the Conveyancing Act 1983, (b) will be subject to statutory limitation of the time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available where damages are considered to be an adequate remedy, (d) may not be given effect to by a Bermuda court, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages and (e) may not be given effect to the extent they are to be performed in a jurisdiction outside Bermuda and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

4.2

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda, nor as to any regulation, legal requirement, document or provision thereof governed by any law other than that of Bermuda.

4.3	This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.

4.4	This opinion is issued solely for the purposes of the filing of the New Registration Statement with the Commission and shall not be relied upon in respect of any other matter.

4.5

This opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

5.

We hereby consent to the filing of this opinion as an exhibit to the New Registration Statement and to the references to our firm in the New Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ ASW Law Limited
ASW Law Limited

5